Exhibit 99.1
Twilio Announces Third Quarter 2019 Results
Q3 Total Revenue of $295.1 million, up 75% year-over-year
Q3 Base Revenue of $275.5 million, up 79% year-over-year
Q3 Dollar-Based Net Expansion Rate of 132%
SAN FRANCISCO--(BUSINESS WIRE)--October 30, 2019--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its third quarter ended September 30, 2019.
“We delivered another quarter of incredible growth at scale with revenue growth of 75% year-over-year,” said Jeff Lawson, Twilio’s Co-Founder and Chief Executive Officer. “Every company needs to focus on building great digital experiences for their customers, and Twilio is becoming the modern customer engagement platform for our customers. Our announcements at our SIGNAL conference this past quarter further drive our vision of fueling the future of communications.”
Third Quarter 2019 Financial Highlights

•
Total revenue of $295.1 million for the third quarter of 2019, up 75% from the third quarter of 2018 and 7% sequentially from the second quarter of 2019. Total revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•
Base revenue of $275.5 million for the third quarter of 2019, up 79% from the third quarter of 2018 and 7% sequentially from the second quarter of 2019. Base revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•
GAAP loss from operations of $94.7 million for the third quarter of 2019, compared with GAAP loss from operations of $25.0 million for the third quarter of 2018. Non-GAAP loss from operations of $3.6 million for the third quarter of 2019, compared with non-GAAP income from operations of $4.3 million for the third quarter of 2018.

•
GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.64 based on 136.4 million weighted average shares outstanding in the third quarter of 2019, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.28 based on 98.0 million weighted average shares outstanding in the third quarter of 2018.

•
Non-GAAP net income per share attributable to common stockholders, diluted, of $0.03 based on 150.0 million non-GAAP weighted average shares outstanding in the third quarter of 2019, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.07 based on 109.8 million weighted average shares outstanding in the third quarter of 2018.

Key Metrics and Recent Business Highlights

•
172,092 Active Customer Accounts as of September 30, 2019, compared to 61,153 Active Customer Accounts as of September 30, 2018. Active Customer Accounts in the current period include the contribution from Twilio SendGrid customer accounts.

•
Dollar-Based Net Expansion Rate was 132% for the third quarter of 2019, compared to 145% for the third quarter of 2018. Twilio SendGrid results do not impact the calculation of this metric in the current period.

•	2,676 employees as of September 30, 2019.

•
Introduced Twilio Conversations, allowing developers to leverage a unified API to engage with their customers in group conversations across multiple messaging channels, including SMS, MMS, WhatsApp and Chat.

•
Announced Twilio SendGrid Ads, giving marketers the tools to extend their existing email campaigns to build highly targeted display and social ad campaigns on Facebook, Instagram and Google -- all within the Twilio SendGrid email platform.

•
Introduced Twilio Media Streams, an API that improves customer support by allowing businesses to access, analyze, and act on the tone and quality of voice calls in real time, instead of relying on after-the-fact recordings or manual human intervention. With Media Streams, developers can easily layer AI solutions, like natural language processing, keyword spotting, and sentiment analysis, on top of live voice calls.

•	Announced Verified by Twilio which allows businesses to place trusted, branded phone calls to their customers by identifying themselves with their name and/or logo on the recipient's screen.

Outlook
Twilio is providing guidance for the fourth quarter and full year ending December 31, 2019 as follows (guidance includes outlook for Twilio SendGrid from February 1, 2019, the date of acquisition):

Quarter ending December 31, 2019:
Total Revenue (millions)	$311	to	$314
Base Revenue (millions)	$300	to	$302
Non-GAAP loss from operations (millions)	($6)	to	($5)
Non-GAAP earnings per share	$0.01	to	$0.02
Non-GAAP weighted average shares outstanding (millions)	148
Non-GAAP income tax rate	25%		25%

Full year ending December 31, 2019:
Total Revenue (millions)	$1,114	to	$1,117
Base Revenue (millions)	$1,053	to	$1,055
Non-GAAP loss from operations (millions)	($5)	to	($4)
Non-GAAP earnings per share	$0.16	to	$0.17
Non-GAAP weighted average shares outstanding (millions)	143
Non-GAAP income tax rate	25%		25%
Conference Call Information
Twilio will host a conference call today, October 30, 2019, to discuss third quarter financial results, as well as the fourth quarter and full year 2019 outlook, at 2:00 p.m. (PT) / 5:00 p.m. (ET). The conference call can be accessed at (844) 453-4207 (United States) and at +1 (647) 253-8638 (non-U.S.), entering passcode 4938469. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. Following the completion of the call through 11:59 p.m. (ET) on November 6, 2019, a replay will be available by dialing (800) 585-8367 or +1 (416) 621-4642 (outside the U.S. and Canada) and entering passcode 49384649. Twilio has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending December 31, 2019 and full year ending December 31, 2019, Twilio’s expectations regarding its products and solutions, and Twilio’s acquisition of SendGrid. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market, and risks that the anticipated benefits of the acquisition of SendGrid may not be fully realized or may take longer to realize than expected.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2019 filed on August 2, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations and operating margin, non-GAAP net income (loss) attributable to common stockholders, and non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted.
Non-GAAP Gross Profit and Non-GAAP Gross Margin. For the periods presented, Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, and payroll taxes related to stock-based compensation.
Non-GAAP Operating Expenses. For the periods presented, Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, legal settlements/accruals, charitable contributions, and payroll taxes related to stock-based compensation.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. For the periods presented, Twilio defines non-GAAP income (loss) from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, legal settlements/accruals, charitable contributions, and payroll taxes related to stock-based compensation.
Non-GAAP Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Net Income (Loss) Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, legal settlements/accruals, charitable contributions, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisition, provision for income tax effects related to Non-GAAP adjustments, and dilutive securities, as applicable.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
Base Revenue. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customers exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of the Company’s products, and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. With the growth of the Company's business in recent years, including through revenue contribution from the acquisition of SendGrid, revenue from Variable Customer Accounts has become less meaningful as a percentage of total revenue. As a result, for reporting periods starting with the three months ending March 31, 2020, the Company will only disclose Total Revenue and will cease to disclose Base Revenue as an operating metric.
For historical periods through March 31, 2016, Twilio defined a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer account qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer account as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) is with a customer that has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio tracks its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s

Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, for reporting periods starting with the three months ended December 31, 2016, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate on revenue generated from Active Customer Accounts, other than Variable Customer Accounts, provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
For historical periods through September 30, 2019 and the three months ending December 31, 2019, Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. For reporting periods starting with the three months ended March 31, 2020, Twilio's Dollar-Based Net Expansion Rate will compare the revenue from all Active Customer Accounts, including Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts (other than Variable Customer Accounts through December 31, 2019) that were Active Customer Accounts through in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2019	2018
Revenue	$295,066	$168,895
Cost of revenue	136,904	77,031
Gross profit	158,162	91,864
Operating expenses:
Research and development	104,481	42,340
Sales and marketing	100,657	45,949
General and administrative	47,690	28,608
Total operating expenses	252,828	116,897
Loss from operations	(94,666)	(25,033)
Other income (expense), net	4,377	(1,939)
Loss before provision for income taxes	(90,289)	(26,972)
Income tax benefit (provision)	2,555	(84)
Net loss attributable to common stockholders	$(87,734)	$(27,056)

Net loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.28)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	136,400,739	98,019,629

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$330,601	$487,215
Short-term marketable securities	1,551,175	261,128
Accounts receivable, net	131,193	97,712
Prepaid expenses and other current assets	55,455	26,893
Total current assets	2,068,424	872,948
Restricted cash	75	18,119
Property and equipment, net	118,481	63,534
Operating right of use asset	148,069	—
Intangible assets, net	465,255	27,558
Goodwill	2,283,387	38,165
Other long-term assets	26,477	8,386
Total assets	$5,110,168	$1,028,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,949	$18,495
Accrued expenses and other current liabilities	135,544	96,343
Deferred revenue and customer deposits	26,015	22,972
Operating lease liability, current	22,211	—
Financing lease liability, current	6,509	—
Total current liabilities	216,228	137,810
Operating lease liability, noncurrent	134,755	—
Financing lease liability, noncurrent	8,174	—
Note payable, noncurrent	—	—
Convertible senior notes, net	452,184	434,496
Other long-term liabilities	14,341	18,169
Total liabilities	825,682	590,475
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A and Class B common stock	137	100
Additional paid-in capital	4,868,261	808,527
Accumulated other comprehensive income	4,578	1,282
Accumulated deficit	(588,490)	(371,674)
Total stockholders’ equity	4,284,486	438,235
Total liabilities and stockholders’ equity	$5,110,168	$1,028,710

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(216,816)	$(74,791)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,295	18,246
Right-of-use asset amortization	16,732	—
Net amortization of investment premium and discount	(4,163)	(845)
Amortization of debt discount and issuance costs	17,689	8,374
Stock-based compensation	197,332	61,287
Tax benefit related to release of valuation allowance	(55,999)	—
Other adjustments	3,981	5,198
Changes in operating assets and liabilities:
Accounts receivable	(27,619)	(39,643)
Prepaid expenses and other current assets	(20,743)	(6,600)
Other long-term assets	(10,756)	(3,681)
Accounts payable	4,333	1,641
Accrued expenses and other current liabilities	33,826	39,732
Deferred revenue and customer deposits	3,043	5,092
Operating right of use liability	(15,397)	—
Long-term liabilities	(2,714)	(1,177)
Net cash provided by operating activities	2,024	12,833
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	146,957	(29,662)
Purchases of marketable securities and other investments	(1,769,125)	(213,533)
Proceeds from sales and maturities of marketable securities	475,260	113,497
Capitalized software development costs	(16,809)	(15,276)
Purchases of long-lived assets	(18,994)	(3,428)
Net cash used in investing activities	(1,182,711)	(148,402)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from a public offering, net of underwriting discount	980,000	—
Payments of costs related to the public offering	(850)	—
Proceeds from issuance of convertible senior notes	—	550,000
Payment of debt issuance costs	—	(12,877)
Purchase of capped call	—	(58,465)
Principal payments on notes payable	(5,400)	—
Principal payments on finance leases	(3,927)	—
Proceeds from exercises of stock options and issuances under ESPP	40,354	27,052
Value of equity awards withheld for tax liabilities	(4,148)	(1,720)
Net cash provided by financing activities	1,006,029	503,990
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	105
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(174,658)	368,526
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	505,334	120,788
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$330,676	$489,314

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2019	2018
Gross profit	$158,162	$91,864
Non-GAAP adjustments:
Stock-based compensation	1,674	284
Amortization of acquired intangibles	12,549	1,396
Payroll taxes related to stock-based compensation	29	—
Non-GAAP gross profit	$172,414	$93,544
Non-GAAP gross margin	58%	55%

Research and development	$104,481	$42,340
Non-GAAP adjustments:
Stock-based compensation	(34,348)	(10,879)
Payroll taxes related to stock-based compensation	(1,272)	(748)
Non-GAAP research and development	$68,861	$30,713
Non-GAAP research and development as a % of revenue	23%	18%

Sales and marketing	$100,657	$45,949
Non-GAAP adjustments:
Stock-based compensation	(16,143)	(5,246)
Amortization of acquired intangibles	(7,322)	(390)
Payroll taxes related to stock-based compensation	(635)	(339)
Non-GAAP sales and marketing	$76,557	$39,974
Non-GAAP sales and marketing as a % of revenue	26%	24%

General and administrative	$47,690	$28,608
Non-GAAP adjustments:
Stock-based compensation	(16,103)	(6,332)
Amortization of acquired intangibles	(121)	(20)
Acquisition-related expenses	(371)	(1,554)
Legal settlements/accruals	—	(1,510)
Charitable contributions	—	(175)
Payroll taxes related to stock-based compensation	(479)	(411)
Non-GAAP general and administrative	$30,616	$18,606
Non-GAAP general and administrative as a % of revenue	10%	11%

Loss from operations	$(94,666)	$(25,033)
Non-GAAP adjustments:
Stock-based compensation	68,268	22,741
Amortization of acquired intangibles	19,992	1,806
Acquisition-related expenses	371	1,554
Legal settlements/accruals	—	1,510
Charitable contributions	—	175
Payroll taxes related to stock-based compensation	2,415	1,498
Non-GAAP (loss) income from operations	$(3,620)	$4,251
Non-GAAP operating margin	(1)%	3%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2019	2018
Net loss attributable to common stockholders	$(87,734)	$(27,056)
Non-GAAP adjustments:
Stock-based compensation	68,268	22,741
Amortization of acquired intangibles	19,992	1,806
Acquisition-related expenses	371	1,554
Legal settlements/accruals	—	1,510
Charitable contributions	—	175
Payroll taxes related to stock-based compensation	2,415	1,498
Amortization of debt discount and issuance costs	6,007	5,679
Income tax benefit related to acquisition	(2,497)	—
Provision for income tax effects related to Non-GAAP adjustments **	(1,691)	—
Non-GAAP net income attributable to common stockholders	$5,131	$7,907
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	5%

Net loss per share attributable to common shareholders, basic *	$(0.64)	$(0.28)
Non-GAAP adjustments:
Stock-based compensation	0.46	0.21
Amortization of acquired intangibles	0.13	0.02
Acquisition-related expenses	—	0.01
Legal settlements/accruals	—	0.01
Charitable contributions	—	0.00
Payroll taxes related to stock-based compensation	0.02	0.01
Amortization of debt discount and issuance costs	0.04	0.05
Income tax benefit related to acquisition	(0.02)	—
Provision for income tax effects related to Non-GAAP adjustments **	(0.01)	—
Dilutive securities	0.05	0.03
Non-GAAP net income per share attributable to common shareholders, diluted	$0.03	$0.07

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	136,400,739	98,019,629

Effect of dilutive securities (stock options and restricted stock units)	13,558,751	11,801,023

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	149,959,490	109,820,652

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 25%

TWILIO INC.
Key Metrics
(Unaudited)

	Three Months Ended
	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
Number of Active Customers (as of period end date)	46,489	48,979	53,985	57,350	61,153	64,286	154,797	161,869	172,092

Base Revenue (in thousands)	$91,965	$105,299	$117,507	$135,004	$154,348	$186,158	$220,885	$256,737	$275,548

Base Revenue Growth Rate, Year Over Year	43%	40%	46%	54%	68%	77%	88%	90%	79%

Dollar-Based Net Expansion Rate	122%	118%	132%	137%	145%	147%	146%	140%	132%

Total Revenue	$100,542	$115,236	$129,116	$147,754	$168,895	$204,302	$233,139	$275,039	$295,066

Total Revenue Growth Rate, Year over Year	41%	41%	48%	54%	68%	77%	81%	86%	75%

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com